SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 1, 2005

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Robert D. Pettus, Jr., who served as an officer of the Company in various capacities from 1984 and is currently the Vice Chairman of the Board of Directors. Under the Agreement, Mr. Pettus has agreed to (i) assist the Company with the organization, administration and pastoring of the Company’s stewardship programs and the on-going development and fostering of the Company’s customer and officer relationships and (ii) assist management of the Company with major projects and the general oversight and guidance of the Company. As compensation for such services, Mr. Pettus will receive a fee of $350,000 per year and reimbursement for annual country club dues during the term of the Agreement. The Agreement is effective as of March 1, 2005 and extends through February 28, 2007, but it is subject to termination by Mr. Pettus or upon Mr. Pettus’ death, disability or failure to perform his duties under the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The summary of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Description
10.1*	Consulting Agreement, effective as of March 1, 2005, between the Company and Robert D. Pettus, Jr.

*	Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: March 4, 2005	By:	/s/ David V. Singer
David V. Singer
Principal Financial Officer of the Registrant
and
Executive Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
March 1, 2005	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1*	Consulting Agreement, effective as of March 1, 2005, between the Company and Robert D. Pettus, Jr.

*	Management Contract